Exhibit 10-B-4.1


                      AMENDMENT TO SERVICE AGREEMENT

THIS AMENDMENT ("Amendment") is entered into this l5 day of May, 1996, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller", first party, and PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INC., a North Carolina Corporation, hereinafter referred to as "Buyer", second party.

                                   WITNESSETH:

WHEREAS, Seller and Buyer are parties to that certain Service Agreement, dated August 5, 1974, under Seller's Rate Schedule LG-A ("Service Agreement") pursuant to which Seller provides liquefied natural gas storage service for Buyer up to a total volume of 25,000 Mcf of natural gas per day which is Buyer's Liquefaction Capacity Volume; and

WHEREAS, Seller and Buyer now desire to extend the primary term of the Service Agreement.

NOW THEREFORE, Seller and Buyer hereby agree to amend the Service Agreement as follows:

1. Article IV of the Service Agreement is hereby deleted in its entirety and replaced by the following:

                                    ARTICLE IV
                                TERM OF AGREEMENT

This agreement shall be effective as of November 1, 1974 and shall remain in force and effect until 8:00 a.m. Eastern Standard Time October 31, 2016, and thereafter until terminated by Seller or Buyer upon at least one hundred eighty
(180) days prior written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate creditworthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No 1 Tariff."

2. This Amendment shall be effective as of the date first above written.

3. Except as herein amended, the Service Agreement shall remain in full force and effect pursuant to the terms thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers or representatives thereunto duly authorized.


TRANSCONTINENTAL GAS PIPE                        PUBLIC SERVICE COMPANY OF
 LINE CORPORATION ("Seller")                     NORTH CAROLINA, INC. ("Buyer")

By:   s/Frank J. Ferazzi                         By: s/Franklin H. Yoho
      Vice President                                 Senior Vice President-
      Customer Service                               Marketing & Gas Supply

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